Exhibit 99.1

LL Flooring Completes Sale to F9 Investments

RICHMOND, Va. – October 1, 2024 - LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (OTC Pink: LLFLQ), today announced that the Company has completed the previously announced going-concern sale of the business to F9 Investments for the acquisition of 219 stores, inventory in those stores, LL Flooring’s intellectual property and other company assets. LL Flooring also today announced the completion of its previously disclosed private sale of the Sandston distribution center. With the completion of the sale transactions, the court-supervised sale process has concluded.

Charles Tyson, President and Chief Executive Officer of LL Flooring, said, “We are pleased to have reached these value-maximizing sales to preserve the business and maintain ongoing operations. This marks the start of a new chapter for LL Flooring and we are working closely with F9 Investments to ensure a seamless transition for our customers. I would like to express my sincere gratitude to our associates for their hard work and dedication to serving our customers throughout this process.”

LL Flooring continues to work with Hilco Merchant Resources, LLC, to assist the Company in store closing sales at locations that were not part of the agreement with F9 Investments. These locations will continue serving customers through the store closing process. A full list of stores closing can be found on the LL Flooring website at https://www.llflooring.com/store-closings/.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel, Houlihan Lokey is serving as financial advisor, and AlixPartners LLP is serving as restructuring advisor to the Company.

Forward Looking Statements

Certain information in this press release may constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, including but not limited to, the asset purchase agreement and the Chapter 11 proceedings and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “targets,” “potential,” “will likely result,” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control, including, among other things, the following: the outcome of our contingency planning and restructuring activities; settlement discussions or negotiations; the Company’s liquidity, financial performance, cash position and operations; the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings; the Bankruptcy Court rulings in the Chapter 11 proceedings and the outcome of the proceedings in general; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company’s businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of any arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual; any challenges and risks associated with the Company continuing to operate and manage its business under Chapter 11 protection, including the provision of any transition services to the purchaser and any risks to the Company’s remaining estate; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company’s Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the

Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under the Company’s outstanding indebtedness; the Company’s ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; and supply chain interruptions or difficulties. Therefore, the reader is cautioned not to rely on these forward-looking statements.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. For a discussion of other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission. Such filings are available on the SEC’s website at www.sec.gov and the Company’s Investor Relations website at https://investors.llflooring.com.

Contacts

For media inquiries:

Leigh Parrish / Ed Trissel / Spencer Hoffman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449